Bye-laws

of

Quartet Holdco Ltd.

WE HEREBY CERTIFY that the within-written bye-laws are a true copy of the bye-laws of the Company as adopted by written resolutions of the sole member of the Company with effect on 29 April 2014.

For and on behalf of
Coson Corporate Services Limited
Company Secretary

Prepared by:
Cox Hallett Wilkinson Limited
Barristers and Attorneys
9th Floor, Cumberland House,
1 Victoria Street,
Hamilton, Bermuda

Quartet Holdco Ltd.

INDEX

Bye-laws

of

Quartet Holdco Ltd.

INTERPRETATION

1.1 In these Bye-laws unless the context otherwise requires:

"Alternate Director" means an alternate director duly appointed in accordance with these Bye-laws;

"Bermuda" means the Islands of Bermuda;

"Board" means the board of Directors (including, for the avoidance of doubt, a sole Director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Companies Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

"Bye-laws" means these bye-laws;

"Company" means the company incorporated in Bermuda under the name of **Quartet Holdco Ltd.** on the 29th day of April 2014;

"the Companies Act" means collectively The Companies Act, 1981 and any statutory modification thereof from time to time in force in Bermuda;

"Director" means a director of the Company duly appointed or elected in accordance with these Bye-laws and shall include an Alternate Director;

"Member" means a person registered in the Register of Members as a holder of shares in the Company and when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

"Officer" means any person appointed by the Board to hold an office in the Company;

"Register of Members" means the Register of Members of the Company;

"Register of Directors" means the Register of Directors and Officers of the Company maintained by the Company in accordance with Section 92A of the Companies Act;

"Resident Representative" means any person appointed to act as resident representative of the Company and includes any assistant or deputy resident representative;

"Seal" means the common seal (if any) of the Company and includes any duplicate seal;

"Secretary" means the person appointed to perform the duties of the secretary of the Company and includes a deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the secretary;

"Treasury Share" means a share in the capital of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

1.2 In these Bye-laws, where not inconsistent with the context:

(a) words importing the singular number only include the plural number and vice versa;

(b) words importing the masculine gender only include the feminine and neuter genders respectively;

(c) words importing persons include companies or associations or bodies of persons, whether corporate or unincorporated;

(d) "in writing" and "written" include typewriting, printing, lithography, photography, and other modes of representing or reproducing works in visible form;

(e) "may" shall be construed as permissive;

(f) "shall" shall be construed as imperative;

(g) unless otherwise provided herein, words or expressions defined in the Companies Act shall have the same meaning when used herein;

(h) a reference to a statutory provision shall be deemed to include any amendment or reenactment thereof;

(i) the word "corporation" means a corporation whether or not within the meaning of the Companies Act.

1.3 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

REGISTERED OFFICE

2. The registered office shall be at such place in Bermuda as the Directors shall from time to time appoint.

SHARE RIGHTS

3.1 Subject to any rights conferred by these Bye-laws on the holders of any share or class of shares, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares in the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise.

3.2 The Company shall have the power to purchase its own shares upon such terms and conditions as may be contained herein or in the absence of any such provisions on such terms as may be agreed upon between the Company and the prospective selling Member.

3.3 The Company shall have the power to acquire its own shares to be held as Treasury Shares, for cash or any other consideration in accordance with the Companies Act on such terms as the Board shall think fit. All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company in respect of any such Treasury Share and, except where required in accordance with the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the Company's share capital, or shares of the Company.

3.4 Subject to the Companies Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

MODIFICATION OF RIGHTS

4.1 Subject to the Companies Act, all or any of the special rights for the time being attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of not less than fifty-one (51) per cent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting, all the provisions of these Bye-laws relating to general meetings shall apply but so that the necessary quorum shall be two (2) or more persons holding or representing by proxy twenty (20) per cent of the issued shares of the class, or if there is only one (1) holder of shares of the relevant issued class, such holder, and that any holder of shares of the class present in person or by proxy may demand a poll.

4.2 The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of that class, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

SHARES

5.1 The unissued shares of the Company shall be under the control of the Board who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.2 The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law and may satisfy any obligation in respect of such payments in cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

5.3 Except as required by law no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

CERTIFICATES

6.1 Every Member shall be entitled to a certificate of the Company bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by electronic or mechanical means.

6.2 The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Member to whom the shares have been allotted or transferred.

6.3 In respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and the delivery of a certificate to one (1) of several joint holders shall be sufficient delivery to all.

6.4 If a share certificate is worn out, defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, if the old certificate is worn out or defaced, on delivery of that certificate to the Company for cancellation.

6.5 If the Bye-laws are amended in any way affecting anything contained in the certificates for issued shares, or it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of certificates for issued shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.

LIEN

7.1 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a Member, for all the debts and liabilities of that Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than that Member and notwithstanding that the same are joint debts or liabilities of that Member or his estate and any other person, whether a member or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law.

7.2 The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment has been served on the Member or the person entitled thereto by reason of his death or bankruptcy.

7.3 To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

7.4 The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the shares at the date of sale.

CALLS ON SHARES

8.1 The Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares and not by the terms of issue thereof made payable at fixed times, and each Member shall (subject to the Company serving upon him at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified in the amount called on his shares. A call may be revoked or postponed as the Board may determine.

8.2. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

8.3 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

8.4 If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

8.5 Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.6 The Board may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

8.7 The Company may accept from any Member the whole or part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

FORFEITURE OF SHARES

9.1 If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, direct the Secretary to serve a notice on him in such form as the Board may approve requiring payment by a date not less than fourteen (14) days from the date of the notice of so much of the call or instalment as is unpaid together with any interest which may have accrued. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

9.2 If the requirements of such forfeiture notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect and such share shall thereupon become the property of the Company and may be sold, re-allotted or disposed of as the Board shall determine. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

9.3 When any share shall have been so forfeited, notice of the forfeiture shall be served upon the person who was immediately before forfeiture the holder of the share and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

9.4 Any person whose shares have been forfeited shall thereupon cease to be a Member in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by

him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

9.5 An affidavit in writing that the deponent is a Director or the Secretary of the Company and that a share in the Company has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on any sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

REGISTER OF MEMBERS

10.1 The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Companies Act.

10.2 The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty (30) days in each year.

TRANSFER OF SHARES

11.1 Subject to the Companies Act and to such of the restrictions contained in these Bye-laws as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in writing in such form as the Board may approve.

11.2 The instrument of transfer of a share shall be signed by or on behalf of the transferor and in the case only of a nil or partly paid share in like manner by the transferee if by an individual in the presence of two (2) witnesses and if by a corporation in the manner prescribed by its charter. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof. All instruments of transfer when registered may be retained by the Company.

11.3 The Board may decline to register any transfer of shares upon which the Company has a lien and in their absolute discretion without assigning any reason therefor, may decline to register any transfer of any share which is not a fully-paid share.

11.4 The Board may also decline to register any transfer unless:

(a) the instrument of transfer has been lodged with the Company, at its Registered Office or such other place as the Board shall determine and of which notice shall be given, accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b) the instrument of transfer is in respect of only one (1) class of share;

(c) where applicable, the permission of the Bermuda Monetary Authority or any other relevant governmental or regulatory authority with respect thereto has been obtained.

11.5 If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

11.6 Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of that stock exchange.

TRANSMISSION OF SHARES

12.1 In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased where he was sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. Subject to the Companies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

12.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may, upon such evidence being produced as may from time to time be required by the Board as to his entitlement, may elect to be registered as the holder of the share or, subject to the completion of the form of transfer in such form as the Board may approve, have some person nominated by him registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of the transfer of the share by that Member before his death or bankruptcy, as the case may be.

12.3. A person becoming entitled to a share in consequence of the death of a Member or otherwise by operation of applicable law shall, upon such evidence being produced as may from time to time be required by the Board as to his entitlement, be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in

respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty (60) days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

12.4. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 12.1 to 12.3 inclusive.

ALTERATION OF SHARE CAPITAL

13.1 The Company may, if authorised by resolution of the Members, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Companies Act.

13.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

GENERAL MEETINGS

14.1 Subject to any election made by the Company in accordance with the Companies Act to dispense with the holding of annual general meetings, an annual general meeting shall be held in each calendar year (other than the year of incorporation) in accordance with the requirements of the Companies Act, on a day and at such time and place fixed by the Board.

14.2 The Board may, whenever they think fit, and shall, when required by the Companies Act, convene general meetings other than annual general meetings, which shall be called special general meetings. Special general meetings may be convened by requisitionists in accordance with the Companies Act in the event of the failure of the Board so to do.

14.3 Any general meeting shall be called by not less than five (5) days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a special general meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-law 35 to all Members and Directors other than such as, under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

14.4 Notwithstanding that a meeting of the Company is called by shorter notice than that specified in Bye-law 14.3, it shall be deemed to have been duly called if it is so agreed:

(a) in the case of any general meeting of a Company having only one (1) Member, by that Member; or

(b) in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; or

(c) in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five (95) per cent in nominal value of the shares giving that right.

14.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notices shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

15.1 No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. At least two (2) Members present in person or by proxy and representing not less than fifty (50) per cent of the voting shares of the Company shall be a quorum for all purposes provided that if the Company has only one (1) Member, that Member present in person or by proxy shall constitute a quorum.

15.2 If within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to such other day and such other time and place as the Secretary shall determine of which notice shall be given in the same manner as for the original meeting. The same quorum requirement shall again apply.

15.3 The chairman of the Board, if there be one, and if not the president, if there be one, shall preside as chairman at every general meeting at which such person is present. If there is no such chairman or president or if at any meeting the chairman or president is not present within fifteen (15) minutes from the time appointed for holding the meeting, the Directors present shall elect one (1) of their number to act. If no Director is present the Members present shall elect one (1) of their number to be chairman of the meeting.

15.4 The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

15.5 Subject to any rights or restrictions attached to any class of shares including restrictions on voting by the Company in relation to any Treasury Shares, at any meeting of the Company on a show of hands every Member present in person shall have one (1) vote and on a poll every Member shall be entitled to one (1) vote for each share held by him.

15.6 Save where a greater majority is required by the Companies Act or these Bye-laws any question proposed for consideration at a general meeting shall be decided by a simple majority of votes cast. In the case of an equality of votes the resolution shall fail.

15.7 If a share is held by two (2) or more joint holders, the Member whose name is listed first on the Register of Members shall be entitled to vote that share.

15.8 The Directors shall be entitled to notice of and to attend and be heard at any general meeting of the Members or any separate class thereof.

15.9 A Member who is a patient for any purpose under any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee, curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Member for the purpose of general meetings of the Company.

15.10 Unless the Board otherwise determines, no Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

15.11 No objection shall be raised to the qualification of any voter or notice taken of any error in counting the votes cast except at the meeting or adjourned meeting at which the vote objected to is given or tendered or the error is committed, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting and shall only vitiate the result of the voting if the chairman of the meeting decides that such result has been affected thereby. The decision of the chairman of the meeting shall be final and conclusive.

15.12 At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded by:

(a) the chairman of the meeting; or

(b) at least three (3) Members present in person or represented by proxy; or

(c) any Member or Members present in person or represented by proxy and holding between them not less than one tenth ($1/10^{th}$) of the total voting rights of all the Members having the right to vote at such meeting; or

(d) a Member or Members present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

15.13 Unless a poll is so demanded, a declaration by the chairman of the meeting as to the result of the voting on a show of hands shall be final and conclusive, and any entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

15.14 If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

15.15 A poll demanded on any question shall be taken forthwith and the result thereof declared by the chairman of the meeting prior to the termination of the meeting.

15.16 The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business which is not related to the question on which the poll has been demanded.

15.17 A person entitled to more than one (1) vote on a poll need not use all his votes or cast all the votes he uses in the same way.

15.18 In the case of an equality of votes at a general meeting whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the motion under consideration shall fail.

15.19 A meeting of the Members or any class thereof may be held by means of such telephonic, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such a meeting.

PROXIES AND CORPORATE REPRESENTATIVES

16.1 An instrument appointing a proxy shall be in writing in such form as the Board may approve. It shall be executed under the hand of the appointor or of his attorney authorised by him in writing or if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

16.2 A Member may appoint any person as his proxy and any corporation may appoint a representative as permitted by the Companies Act. The proxy or representative need not be a Member.

16.3 Any Member may appoint a standing proxy or, if a corporation, a representative by depositing such appointment at the registered office of the Company. Any such standing proxy or appointment of representative shall be valid for all general meetings and adjournments thereof until notice of revocation is received by the Secretary at the registered office of the Company. Where a standing proxy or appointment of representative exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Board may from time to time require such evidence as they shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or appointment of representative shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to them.

16.4 The instrument appointing a proxy together with any power of attorney under which it is signed or a notarially certified copy thereof or such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the registered office (or at such place as may be specified in the notice convening the meeting) not later than twenty-four (24) hours prior to the holding of the meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

16.5 The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates provided always that no proxy votes shall be accepted at any such adjournment unless the instrument of proxy shall have been delivered prior to the original meeting in the manner and by the time specified in Bye-law 16.4.

16.6 A Member who is the holder of two (2) or more shares may appoint more than one (1) proxy to represent him and vote on his behalf, whether on show of hands or on a poll, at a general meeting of the Company or at a class meeting.

16.7. Subject to the Companies Act, the chairman of the meeting may at his discretion determine the right of any person not being a Member or his proxy or a Director to attend any general meeting.

REGISTER OF DIRECTORS AND OFFICERS

17. The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Companies Act.

DIRECTORS

18.1 The Board shall consist of not less than one Director or such number in excess thereof as the Members may determine. No share qualification shall be required of any Director.

18.2 The Directors shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting thereafter called for that purpose. At any general meeting the Members may authorise the Directors to fill any vacancy in their number left unfilled at a general meeting.

18.3 Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

18.4 The removal of a Director shall be effected by resolution of the Members in general meeting and otherwise in accordance with the Companies Act. If a Director is removed from the Board under this Bye-law, the Members may fill the vacancy at the general

meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

18.5 The office of a Director shall be vacated if:

(a) he resigns his office by notice in writing delivered to the Secretary of the Company either at the registered office of the Company or tendered at a meeting of the Directors. Such resignation shall take effect at the time of receipt unless another time is specified. The acceptance of such resignation shall not be necessary to make it effective;

(b) he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

(c) he becomes bankrupt or compounds with his creditors;

(d) he is prohibited by law from being a Director; or

(e) he otherwise ceases to be a Director by virtue of the Companies Act or is removed from office pursuant to these Bye-laws.

18.6 The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

ALTERNATE DIRECTORS

19.1 The Members may elect any person not prohibited by law from being a Director and otherwise qualified to be a director to serve as an alternate director or may authorise the Directors to appoint Alternate Directors.

19.2 Unless the Members otherwise resolve, any Director may appoint a person or persons to act as an Alternative Director to himself by notice deposited with the Secretary at the registered office of the Company.

19.3 An Alternate Director may also be a Director in his own right and may act as Alternate Director to more than one (1) Director.

19.4 An Alternate Director shall be entitled to receive notices of all Board meetings, and to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

19.5 Every person acting as an Alternate Director shall be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall

be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Directors or a committee of the Directors, shall unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

19.6 An Alternate Director's office shall terminate if the Director for whom he was acting as alternate ceases for any reason to be a Director, provided that the Alternate Director may be re-appointed by the Board as an Alternate Director to the person appointed to fill the vacancy, or upon the occurrence in relation to that Alternate Director of any event which, if it occurred in relation to the Director for whom he acts as alternate, would result in the termination of that Director's directorship.

DIRECTORS' FEES AND REMUNERATION

20. The amount, if any, of Directors' fees shall from time to time be determined by the Company in general meeting and in the absence of a determination to the contrary in general meeting such fees shall be deemed to accrue from day to day. The payment of reasonable travelling, hotel and incidental expenses properly incurred by Directors in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-laws or general meetings together with all expenses properly and reasonably incurred by any Director in the conduct of the Company's business or in the discharge of his duties as a Director shall be within the power of the Board to determine. A managing Director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Board may resolve.

DIRECTORS' INTERESTS

21.1 A Director may hold any other office with the Company in conjunction with his appointment as a Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration by way of salary, as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

21.2 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by, or render services to, the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing in these Bye-laws shall authorise a Director, or a Director's firm, partner or company to act as the auditor to the Company.

21.3 A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an "Interested Director") shall declare the nature of such interest as required by the Companies Act.

21.4 An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a) vote in respect of such contract or proposed contract; and/or

(b) be counted in the quorum for the meeting at which the contract or proposed contract is to be voted upon,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

21.5 Subject to the Companies Act and any further disclosure required thereby, a general notice to the Board by a Director or officer declaring that he is a director or officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF DIRECTORS

22.1 Subject as may otherwise be required by the provisions of the Companies Act and these Bye-laws and subject to any directions given by the Company in general meeting, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company including, but not by way of limitation, the power to borrow money. No alteration of these Bye-laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. A validly convened meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

22.2 All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed drawn accepted endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

22.3 The Board may, from time to time, appoint one or more of their body to be a managing Director or managing Directors of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places but without prejudice to any claim which either party may have against the other at the date of such removal or dismissal.

DELEGATION OF THE DIRECTORS' POWERS AND DUTIES

23.1 The Board may by power of attorney appoint any company, firm or person, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-laws) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also confer a power of substitution upon such attorney whereby he shall be authorised further to delegate all or any of the powers, authorities and discretions vested in him.

23.2 The Board may entrust to and confer upon any Director or Officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

23.3 The Board may delegate any of its powers, authorities and discretions to committees, consisting of two or more directors, as it thinks fit. Any committee so formed shall, in the exercise of the powers authorities and discretions so delegated, conform to any directions which may be given to it by the Board. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superceded by directions imposed by the Board.

PROCEEDINGS OF THE DIRECTORS

24.1 Subject to the provisions of these Bye-laws, the Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A resolution put to the vote at a Board meeting shall be decided by a majority of votes. In the case of an equality of votes the resolution shall fail.

24.2 A Director may, and a Secretary on the request of a Director shall, at any time summon a Board meeting. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing or reproducing words in a visible form at his last known address or any other address in accordance with any other instructions given by him to the Company for this purpose. A Director may waive notice before or after the date of the meeting for which the notice is given. It shall not be necessary to specify the business to be considered at the meeting. The length of notice shall be reasonable in all the circumstances.

24.3 The quorum necessary for the transaction of business at a Board meeting shall be two (2) Directors, provided that, if there is only one Director for the time being in office the quorum shall be one (1) Director.

24.4 In the event that a Director resigns at a Board meeting, it may be resolved that his resignation should take effect at the end of such meeting and that he be counted in the quorum and continue to act if otherwise a quorum of Directors would not be present.

24.5 So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in their number but if no quorum of Directors remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

24.6 Unless otherwise agreed by a majority of the Directors attending, the chairman, if there be one, and if not, the president, if there be one, shall act as chairman at all Board meetings at which such person is present. In their absence, the Directors present may choose one of their number to act as chairman of the meeting.

24.7 A resolution approved and signed by (or in the case of a corporation, on behalf of) all the Directors for the time being entitled to receive notice of a Board meeting or of a committee of the Directors and taking the form of one or more documents in writing or facsimile, or other similar means of written communication from a duly authenticated source shall be as valid and effectual as if it had been passed at a Board meeting or a meeting of such committee duly convened and held, such resolution to be effective on the date on which the last Director signs the resolution.

24.8 Any one or more of the Directors or any committee thereof may participate in a Board meeting or committee by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting by such means shall constitute presence in person at a meeting.

24.9 All acts done at any meeting of the Directors or any committee of the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

OFFICERS

25.1 The Directors may appoint such persons as Officers (who may or may not be Directors) as they shall determine.

25.2 Any person elected or appointed pursuant to Bye-law 25.1 shall hold office for such period and upon such terms as may be fixed by the Board. Any such election or appointment may be revoked or terminated by the Board but without prejudice to any claim for damages that such officer may have against the Company for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Act or these Bye-laws, the powers and duties of the Officers shall be such (if any) as are determined from time to time by the Board.

MINUTES

26.1 The Board shall cause minutes to be duly entered into books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors and other persons (if any) present at each Board meeting and of any committee appointed by the Board; and

(c) of all resolutions and proceedings at general meetings of the Members and at separate meetings of holders of any class of shares in the Company, Board meetings and meetings of committees appointed by the Board.

26.2 Any such minutes duly entered in the minute book of the Company signed by the chairman of that meeting or by the chairman of any succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes. A resolution in writing made in accordance with Section 77A of the Companies Act or under Bye-law 24.7 shall constitute minutes for the purpose of this Bye-Law.

SECRETARY

27. The Secretary shall be appointed by the Board from time to time upon such terms as the Board thinks fit and any Secretary so appointed may be removed by the Board.

THE SEAL

28.1 The Company may adopt a Seal in such form as the Directors shall determine. The Board may adopt one or more duplicate Seals for use in or outside Bermuda.

28.2 The Seal (if any) may, but need not be, affixed to any deed, instrument, document or share certificate, and if the Seal is affixed thereto, it shall be attested by the signature of: (i) any Director; (ii) an Officer; (iii) the Secretary; or (iv) or any person expressly authorised by the Board for the purpose.

28.3. A Director or the Secretary or the Resident Representative (if any) may, but need not, affix the Seal (if any) to certify the authenticity of any copies of documents.

DIVIDENDS AND OTHER PAYMENTS

29.1 The Board may subject to these Bye-laws and in accordance with the Companies Act, from time to time declare and pay to Members (other than the Company in respect of any holding of Treasury Shares by the Company) in proportion to the number of shares held by them, cash dividends or distributions out of contributed surplus to be paid to such Members according to their rights and interests in the profits including such interim dividends as appear to the Board to be justified by the financial position of the Company.

29.2 Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a) all dividends may be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, and any amount paid up on a share in advance of calls may be treated for the purpose of this Bye-law as paid-up on the share;

(b) dividends may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend is paid.

29.3 The Board may deduct from any dividend payable to a Member by the Company all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

29.4 No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

29.5 Any dividend, interest or other sum payable in cash to a Member may be paid by cheque or draft sent through the post addressed to the holder at his address in the Register of Members or, in the case of joint holders, addressed to the holder whose name stands first in the Register of Members in respect of the shares at his registered address as appearing in the Register of Members. Every such cheque or draft shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register of Members in respect of such shares, and shall be sent at his or their risk and payment of the cheque or draft by the bank on which it is drawn shall constitute a good discharge to the Company. Any one (1) of two (2) or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

29.6 Any dividend unclaimed for a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

29.7 The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus declared by them and which is to be satisfied wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, only with the sanction of the Company in general meeting, and where any difficulty arises in regard to such dividend or distribution, the Board may settle it as they think expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for dividend or distribution purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the basis of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

RESERVES

30. The Board may, before recommending or declaring any dividend set aside out of the profits of the Company such sums as they think proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose. Pending the application of such reserve fund it may be invested in such manner as the Board shall think fit.

CAPITALISATION OF PROFITS AND SHARE PREMIUMS

31.1 The Board may capitalise any amount standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

31.2 The Board may capitalise any amount standing to the credit of a reserve account or other amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

RECORD DATES

32. Notwithstanding any other provisions of these Bye-laws, the Board may fix any date as the record date for any allotment or issue of shares and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date shall be not more than sixty (60) days before the date on which such allotment or issue is to be made or such notice is to be despatched.

ACCOUNTING RECORDS

33.1 The Board shall exercise a general supervision over the financial affairs of the Company and shall cause to be kept in accordance with such generally accepted accounting principles as the Board may from time to time determine accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Act.

33.2 The records of account shall be kept at the registered office of the Company or at such other place or places as the Board thinks fit, and shall be open to inspection by the Board at all times; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Board to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period except where the Company is listed on an appointed stock exchange, there shall be kept such records as will enable the Directors or a Resident Representative to ascertain with reasonable accuracy the financial position of the Company at the end of each six (6) month period. No Member (other than an Officer) shall have any right to inspect any accounting record or book or document of

the Company except as conferred by law or authorised by the Board or by the Company in a general meeting.

AUDIT

34.1 Subject to any rights to waive laying of accounts or appointment of an auditor pursuant to the Companies Act, the accounts of the Company shall be audited at least once in every calendar year.

34.2 Subject to the Act, the Members shall appoint an auditor of the Company to hold office for such term as the Members think fit or until a successor is appointed.

34.3 The auditor of the Company may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office or employment, be eligible to act as the auditor of the Company.

34.4 The remuneration of an auditor appointed by the Members shall be fixed by the Members in general meeting or referred by them to the Directors.

SERVICE OF NOTICES AND OTHER DOCUMENTS

35.1 Any notice or other document (including a share certificate) may be given by the Company to a Member:

(a) by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b) by sending it by post to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served seven (7) days after the date on which it is deposited, with postage prepaid, in the mail; or

(c) by sending it by courier to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served two (2) days after the date on which it is deposited, with courier fees paid, with the courier service;

(d) by transmitting it by electronic means (including facsimile and electronic mail but not telephone) in accordance with such directions as may be given by such Member to the Company for the purpose, in which case the notice shall be deemed to have been served at the time it would in the ordinary course be transmitted; or

(e) by delivering it in accordance with the provisions of the Companies Act pertaining to delivery of electronic records by publication on a website, in which case notice shall be deemed to have been served at the time when the requirements of the Companies Act in that regard have been met.

35.2 Any notice required to be given to a Member shall, with respect to shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all of the holders of such shares.

35.3 In proving service under Bye-laws 35.1(b),(c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, or sent by courier, and the time when it was posted, deposited with the courier or sent by electronic means.

WINDING UP

36. If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of a property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

37.1. The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being of the Company, or any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company, or any subsidiary thereof, and every one of them (whether for the time being or formerly), and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

37.2 Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company

provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Director or Officer to recover any gain, personal profit or advantage to which such Director or Officer is not legally entitled.

37.3 The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Companies Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

37.4 The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer concerned shall repay the advance if any allegation of fraud or dishonesty is proved against him.

ALTERATION OF BYE-LAWS

38. These Bye-Laws may be amended from time to time in the manner provided for in the Companies Act.